EXHIBIT 23.1



                [Letterhead Danziger Hochman Partners LLP]





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dear Sirs:

This letter is to constitute our consent to include the Report of Independent Public Accounting Firm of Vital Products, Inc. dated September 19, 2007 for the years ended July 31, 2006 and July 31, 2007 in the Registration Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.


/s/Danziger Hochman Partners LLP
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Danziger Hochman Partners LLP
Toronto, Canada
December 5, 2007

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